 UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):  July 30, 2008

EXPRESS SCRIPTS, INC.
(Exact Name of Registrant as Specified in its Charter)

DELAWARE	0-20199	43-1420563
(State or Other Jurisdiction of Incorporation or Organization	(Commission File Number)	(I.R.S. Employer Identification No.)

One Express Way, St. Louis, MO (Address of Principal Executive Offices)	63121 (Zip Code)

Registrant’s telephone number including area code: 314-996-0900

No change since last report
(Former Name or Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01       Regulation FD Disclosure

Following the filing of its Quarterly Report on Form 10-Q for the quarter ended June 30, 2008, Express Scripts, Inc. (the “Company”) received notice of a change in the status of a litigation matter involving the Company, as follows:

Multi-District Litigation  (Minshew v. Express Scripts (Case No.Civ.4:02-CV-1503, United States District Court for the Eastern District of Missouri) (filed December 12, 2001);  New England Health Care Employees Welfare Fund v. Express Scripts, Inc.  (Case No.4:05-cv-1081, United States District Court for the Eastern District of Missouri) (filed October 28, 2004)) -- On July 30, 2008, the plaintiffs’ motion for class certification of the ERISA plans was denied by the Court in its entirety.  Additionally, the Company’s motion for partial summary judgment on the issue of our ERISA fiduciary status was granted in part.  The Court found that the Company was not a fiduciary with respect to MAC (generic drug) pricing, selecting the source for AWP (Average Wholesale Price) pricing, establishing formularies and negotiating rebates, or interest earned on rebates before the payment of the contracted client share.  The Court found that the Company was an ERISA fiduciary only with respect to the payment of certain monies under a therapeutic substitution program called “Optimed” originally implemented by ValueRx and no longer operated by the Company.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

EXPRESS SCRIPTS, INC.
(Registrant)

Date: July 30, 2008	By:	/s/ Thomas M. Boudreau
Thomas M. Boudreau
Executive Vice President, Law & Strategy